Exhibit 99.1

Virage Logic Reports Second Quarter Fiscal 2009 Results

FREMONT, Calif.--(BUSINESS WIRE)--April 29, 2009--Virage Logic Corporation (NASDAQ:VIRL), the semiconductor industry’s trusted IP partner, today reported its financial results for the second fiscal quarter ended March 31, 2009.

Total revenue for the second quarter of fiscal 2009 was $11.0 million, compared with $11.3 million for the first quarter and $14.7 million for the second quarter of fiscal 2008. License revenue for the second quarter of fiscal 2009 was $9.1 million, compared with $8.5 million for the prior quarter and $12.1 million for the same period a year ago. Royalties for the second quarter of fiscal 2009 were $1.9 million, compared with $2.8 million for the first quarter and $2.6 million for the second quarter of fiscal 2008.

As reported under U.S. GAAP, net loss for the second quarter of fiscal 2009 which included $24.3 million of non-recurring charges for restructuring, goodwill impairment and a valuation allowance on deferred tax assets was $26.3 million, or ($1.15) per share, compared with a net loss of $2.6 million or ($0.11) per share for the first quarter of fiscal 2009 and net income of $0.6 million, or $0.03 per share for the second quarter of fiscal 2008.

Excluding the effects of the restructuring charges, goodwill impairment, valuation allowance on deferred tax assets, FAS123R expenses, and amortization of intangibles, the Company would have reported a net loss of $1.8 million, or ($0.08) per share. The reconciliation of GAAP to Non-GAAP financial results includes $11.8 million for goodwill impairment, $11.0 million valuation allowance on deferred tax assets, $1.5 million of restructuring charges, $0.8 million of stock-based compensation expense and $0.3 million of amortization of intangibles offset by a net tax effect of $0.9 million for a total of $24.5 million. The origination of the goodwill balance was primarily from the InChip acquisition completed in 2002. In addition, by realizing a valuation allowance on deferred tax assets at this time, the Company believes that its tax provisions are better aligned with its operating outlook.

Virage Logic President and CEO, Dr. Alex Shubat said, “In our second fiscal quarter, we were able to grow license bookings significantly and license revenue by 7.4% over first fiscal quarter 2009 in a very challenging environment. Additionally, we captured several delayed orders in the first weeks of the third fiscal quarter. As anticipated, royalty revenue declined substantially from the previous quarter, as the semiconductor industry continues to experience record low foundry utilization.

“During this unprecedented global economic downturn, we continue to scrutinize all aspects of our operations. In the quarter we restructured our organization, consolidated two smaller research and development (R&D) sites into four existing major R&D centers and aligned our sales resources to address market opportunities. We expect to realize an 11% savings in labor and overhead expenses as a result of these actions. We also continued to make strong progress against the following stated transformation initiatives:

  Broaden our product portfolio. We have significantly increased our advanced interface IP portfolio through a licensing agreement with AMD that provides silicon proven standards-based IP, such as PCIe, HDMI and MIPI, and the associated development expertise. We expanded our Intelli™ DDR memory controller product line with the introduction of Intelli™ LPDDR2 to address the needs of mobile/portable applications. Virage Logic was also recently designated as an IBM PowerPC Partner, granting us the rights to license and distribute IBM's PowerPC processor cores and peripheral cores.
  Be first-to-market with next generation advanced technology products. We continued our momentum with new 32/28-nanometer (nm) customer engagements. We also extended our leadership on the 40nm node with our SiWare™ Memory and SiWare™ Logic products which represent the industry’s broadest offering of silicon proven IP on this technology node. This offering is being adopted by both fabless customers, and large IDMs such as NEC. Our early leadership on this node has already resulted in Virage Logic receiving its first 40 nm royalty revenue from production wafers during the quarter.

“Our leadership position at the advanced technology nodes and our broadening product portfolio has enabled us to capture increasingly larger deals. Furthermore, our strong cash position combined with our expanded product portfolio and the progress we continue to make on our transformation initiatives will enable us to emerge as a stronger, trusted IP partner to the global semiconductor industry.”

Dr. Shubat concluded, “In summary, we are encouraged by the stronger bookings activity and sales pipeline we have seen in the first few weeks of our third fiscal quarter. This increased activity should enable the Company to post stronger quarterly license revenue in the third fiscal quarter. However, royalty revenue for this quarter is based on wafers produced in the March ending quarter and consequently, we anticipate lower royalty revenues.

“For the third quarter fiscal 2009, we are projecting revenues of $11.5 million to $12.5 million and non-GAAP loss per share of ($0.03) to $0.00 per share. The Company expects to realize, before tax, approximately $0.8 million to $1.0 million in non-GAAP adjustments comprised primarily of FAS123R stock compensation and acquisition-related expenses.”

Although this news release will be available on the Company’s website, the Company disclaims any duty or intention to update these or any other forward-looking statements.

Use of Non-GAAP Information

We believe the financial figures we include that are not presented in accordance with GAAP assist investors in understanding our business and operating results. This information is intended to provide investors with useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include charges that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. The Company’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management believes that goodwill impairment charges, valuation allowance on deferred tax assets, restructuring charges, acquisition-related charges and stock-based compensation are not part of its core business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are goodwill impairment charges, valuation allowance on deferred tax assets, restructuring charges, acquisition-related charges, and stock-based compensation that are included in cost of revenues, research and development, general and administrative and sales and marketing expenses. To determine our non-GAAP tax provision, the Company recalculates tax based on non-GAAP income before taxes and adjusts accordingly.

For each such non-GAAP measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of our finance results in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes acquisition-related charges in order to provide a more consistent and meaningful evaluation of the Company’s operating expenses. Management also excludes goodwill impairment, valuation allowance on deferred tax assets and restructuring charges as these are non-recurring charges which are not expected to occur on a regular basis. Management also excludes the impact of stock-based compensation to help it compare current period operating expenses against the operating expenses for prior periods. In addition, the availability of non-GAAP information helps management track actual performance relative to financial targets. This information also helps investors compare the Company’s performance with other companies in the industry, which use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes that providing this non-GAAP financial information, in addition to GAAP information, facilitates consistent comparison of the Company’s financial performance over time. The Company has historically provided non-GAAP information to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate the Company’s core operating performance in the way that management does.

Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Conference Call

Virage Logic's management will hold a teleconference on second quarter fiscal 2009 results at 1:30 p.m. PACIFIC / 4:30 p.m. EASTERN today, April 29, 2009. Participants can access the call by dialing (888) 413-9033 (domestic) or (706) 679-5076 (international) or can listen via a live Internet webcast, which can be found on the Investor Relations page of the Virage Logic website at www.viragelogic.com. A replay of the call will be available at (800) 642-1687 (domestic) or (706) 645-9291 (international), access number 92040830 through May 1, 2009; and the webcast can be accessed at www.viragelogic.com for 30 days.

About Virage Logic

Virage Logic is a leading provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The Company’s highly differentiated product portfolio includes embedded SRAMs, embedded NVMs, embedded memory test and repair, logic libraries, memory development software, and interface IP solutions. As the industry’s trusted semiconductor IP partner, foundries, IDMs and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit www.viragelogic.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic’s ability to execute on its strategy; Virage Logic’s ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2008, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

All trademarks are the property of their respective owners and are protected herein.

Reconciliation of GAAP to Non-GAAP Financial Results

Statement of Operations Reconciliation (in thousands)	Three Months Ended March 31, 2009	Six Months Ended March 31, 2009
GAAP net loss	$(26,347)	$(28,958)
Stock-based compensation expense charged to operating expense	881	945
Stock-based compensation expense related to custom contracts	(29)	(18)
Amortization of intangibles and expense for earn-outs related to acquisition	252	2,293
Impairment of goodwill	11,839	11,839
Restructuring charges	1,473	1,473
Valuation allowance on deferred tax assets	10,995	10,995
Tax effect	(874)	(1,796)
Non-GAAP net loss	$(1,810)	$(3,227)

Loss per share:
Basic	$(0.08)	$(0.14)
Diluted	$(0.08)	$(0.14)

Shares used in computing per share amounts:
Basic	22,877	22,915
Diluted	22,877	22,915

Virage Logic Corporation Condensed Consolidated Statements of Operations (In thousands, except per-share amounts) (Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2009	2008	2009	2008
Revenue:
License	$9,126	$12,113	$17,627	$22,874
Royalties	1,899	2,576	4,747	5,875
Total revenues	11,025	14,689	22,374	28,749
Cost and expenses:
Cost of revenues	2,401	3,121	4,970	5,568
Research and development	6,700	6,175	15,719	12,033
Sales and marketing	2,754	3,864	5,421	7,457
General and administrative	2,645	2,111	4,766	3,886
Goodwill impairment	11,839	-	11,839	-
Restructuring charges	1,473	-	1,473	(3)
Total cost and expenses	27,812	15,271	44,188	28,941
Operating loss	(16,787)	(582)	(21,814)	(192)
Interest income and other, net	114	767	762	1,934
Income (loss) before taxes	(16,673)	185	(21,052)	1,742
Income tax (benefit) provision	9,674	(447)	7,906	18

Net income (loss)	$(26,347)	$632	$(28,958)	$1,724

Earnings (loss) per share:
Basic	$(1.15)	$0.03	$(1.26)	$0.07
Diluted	$(1.15)	$0.03	$(1.26)	$0.07

Shares used in computing per share amounts:
Basic	22,877	23,494	22,915	23,466
Diluted	22,877	23,723	22,915	23,730

Virage Logic Corporation Unaudited Consolidated Balance Sheets (In thousands)

	March 31, 2009	September 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$26,664	$13,214
Short-term investments	29,166	31,148
Accounts receivable, net	10,793	16,526
Costs in excess of related billings on uncompleted contracts	1,226	972
Deferred tax assets – current	1,319	1,255
Prepaid expenses and other current assets	3,610	4,995
Taxes receivable - current	-	2,733
Total current assets	72,778	70,843

Property, equipment and leasehold improvements, net	4,534	3,966
Goodwill	-	11,751
Other intangible assets, net	5,609	6,270
Deferred tax assets	5,482	14,548
Taxes receivable	2,860	-
Long-term investments	4,562	21,443
Other long-term assets	1,325	383

Total assets	$97,150	$129,204

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,478	$1,023
Accrued expenses	5,054	5,678
Deferred revenue	7,907	8,866
Income taxes payable	44	1,702
Total current liabilities	14,483	17,269
Income tax liabilities	1,083	1,083
Other long-term accruals	151	150
Total liabilities	15,717	18,502

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	142,058	141,220
Accumulated other comprehensive income	(376)	207
Treasury stock, at cost	(5,130)	(4,564)
Accumulated deficit	(55,143)	(26,185)
Total stockholders’ equity	81,433	110,702

Total liabilities and stockholders’ equity	$97,150	$129,204

CONTACT:
Virage Logic Corporation
Brian Sereda, 510-360-8017
Chief Financial Officer
brian.sereda@viragelogic.com